Exhibit 3.323
FILED
In the office of the Secretary of State
of the State of California
May 4 1972
[ILLEGIBLE]
ARTICLES OF INCORPORATION
OF
BPI WASTE SYSTEMS OF SOUTHERN CALIFORNIA, INC.
     We, the undersigned, do hereby voluntarily associate ourselves for the purpose of forming a stock corporation under the laws of the State of California, and we hereby certify:
     FIRST: The name of this corporation is BPI WASTE SYSTEMS OF SOUTHERN CALIFORNIA, INC.
     SECOND: (A) The specific business in which this corporation is primarily to engage is to collect, transport, dispose of, and otherwise deal with solid and other waste materials of all kinds and descriptions.
          (B) The general purposes and powers of this corporation are as follows:
          1. To take, purchase, contract for, design, construct, manufacture, lease or otherwise acquire to own, hold, use, operate and maintain and to sell, lease, exchange, hypothecate or otherwise dispose of or deal in equipment, machinary, tools, parts, plants, factories, ware-houses and any other products, commodities or facilities.
          2. To make, enter into, perform, carry out and enforce contracts, understandings and agreements of every kind, character and description for any lawful purpose, without limit as to amount, with any one or more individual, partnerships, firms, associations, trusts or corporations, or with governments or governmental authorities or agencies, whether foreign, federal, state, municipal, local or otherwise, or with any public or municipal corporations.
[ILLEGIBLE]

          3. To take, purchase, contract for or acquire, by gift, lease, grant, exchange, permit or otherwise, to own, hold, use, occupy, manage, control, work, improve, develop, exploit, operate, subdivide, deal in or otherwise turn to account, and to sell, lease, exchange, grant, convey, transfer, assign, mortgage, deed in trust or otherwise hypothecate or dispose of real estate and real property and any estate, right, title or interest therein and any buildings, tenements, structures and improvements of whatsoever nature thereon, wheresoever situated.
          4. To take, purchase, contract for, lease or otherwise acquire, to own, hold, use, possess, control and improve, to sell, lease, exchange, grant, transfer, assign, deal in or otherwise turn to account and to mortgage, deed in trust, pledge or otherwise hypothecate or dispose of goods, wares, merchandise, products, articles and other personal property of every kind, class, character and description, tangible or intangible, wheresnever situated.
          5. To obtain, secure and accept from any governments or governmental authorities or agencies, whether foreign, federal, state, municipal, local or otherwise, or from any public or municipal corporations, any rights, privileges, franchises, immunities, concessions, permits, licenses and grants, and to carry out, exercise, enforce and enjoy, and to assign, relinguish, transfer or otherwise dispose of the same.
          6. To form, promote, subsidize, organize, enter into, control, or participate in corporations, joint stock companies, trusts, associations, general or limited partnerships, joint ventures, firms and other organizations.
          7. To take, purchase, contract for, or otherwise acquire, and to own, hold, possess, enjoy or otherwise turn to account debts, claims, demands, judgments and choses and things in action of every kind, class, character and description, and while the owner or holder thereof to exercise all of the rights, powers, privileges and remedies of or incident to ownership or possession, including the right to enforce payment and to compromise or to forgive the same, and to sell, assign, transfer, deliver, exchange or otherwise dispose of the same, either as security or absolutely, to the same extent as a natural person might or could do.
          8. To develop, apply for, obtain, register, purchase, lease or otherwise acquire, and to own, hold, use, exercise, develop, ,maintain, operate and introduce, and to sell, assign, grant licenses, territorial rights or other rights in respect of or otherwise turn to account or dispose of any copyrights, trade marks, trade names, brands, labels or other distinctive marks similar thereto, patent rights, letters patent of the United States or of any other country or government, and any inventions, improvements, processes, formulas and the like, whether used in connection with or secured under letters patent or otherwise.
          9. To purchase, subscribe for or otherwise acquire; to hold, invest in, sell, assign, transfer, exchange, pledge or otherwise dispose of shares of stock, bonds, voting trust certificates or other securities or evidence of indebtedness or ownership of any corporation organized under the laws of the State of California or of any other state, country, nation or government: to pay therefor, in whole or in part, with cash or other property or with shares, bonds or other securities or obligations of this corporation, and, while the owner or holder thereof, to possess and exercise in respect thereof all the rights, powers foreign countries.

          16. To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.
     The foregoing statement of purposes shall be construed an a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.
     THIRD: The county in the State of California where the principal office for the transaction of business of this corporation is to be located is Los Angeles.
     FOURTH: The number of directors of this corporation shall be three. The names and addresses of the persons who are appointed to act as the first directors of this corporation are:

George E. N. Blake	22138 South Vermont Torrance, California 90502

Alvin L. Prather	22138 South Vermont Torrance, California 90502

Roy W. Olson	22138 South Vermont Torrance, California 90502
     FIFTH: This corporation is authorized to issue only one class of shares of stock called “Common Stock.” The total number of such authorized shares shall be one thousand (1,000). Each of such shares shall have a par value of Ten dollars ($10.00), and the aggregate per value of all such shares shall be Ten Thousand Dollars ($10,000,00). No distinction shall exist between the shares of this corporation or between the holders thereof.
     IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of California the undersigned incorporators, who are also the first Directors of this Corporation, have executed these Articles of Incorporation this 3rd day of May, 1972.

/s/ George E. W. Blake
George E. W. Blake

/s/ Alvin L. Prather
Alvin L. Prather

/s/ Roy W. Olson
Roy W. Olson

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)
     On May 3rd, 1972, before me, the undersigned, a Notary Public in and for said County and State, personally appeared GEORGE E. W. BLAKE, ALVIN L. PRATHER and ROY W. OLSON, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.
     WITNESS my hand and official seal.

/s/ [ILLEGIBLE]
Notary Public in and for said County and State

FILED
In the office of the Secretary of State
of the State of California
Oct 3 1972
[ILLEGIBLE]
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
GEORGE E. W. BLAKE and ROY W. OLSON certify:
     1. That they are the president and the secretary, respectively, of BFI Waste Systems of Southern California, Inc., a California corporation.
     2. That the By-Laws of said corporation authorize the directors to adopt resolutions amending its Articles of Incorporation by unanimous written consent without a meeting; heretofore, by unanimous written consent without a meeting, the directors adopted a resolution amending the Articles of Incorporation as follows:
“RESOLVED: that Article First of the Articles of Incorporation of this corporation be amended to read as follows:
“The name of this corporation is BROWNING-FERRIS INDUSTRIES OF SOUTHERN CALIFORNIA, INC.”
     3. That the shareholders have adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholders’ written consent, is the same as that set forth in the directors’ resolution in Paragraph 2 above.
     4. That the number of shares represented by written consent is 100. That the total number of shares entitled to vote on or consent to the amendment is 100.

/s/ George E. W. Blake
George E. W. Blake

/s/ Roy W. Olson
Roy W. Olson

     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct. Executed at Los Angeles, California, on September 22, 1972.

/s/ George E. W. Blake
George E. W. Blake

/s/ Roy W. Olson
Roy W. Olson

Exhibit 3.323
FILED
In the office of the Secretary of State
of the State of California
OCT 20 1972
[ILLEGIBLE]

By	/s/ [ILLEGIBLE] Deputy
MA CHO TO: BHOWNING-FERRIS INDUSTRIES OF CALIFORNIA, INC.
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
GEORGE E. W. BLAKE and ROY W. OLSON certify:
     1. That they are the president and secretary, respectively, of Browning-Ferris Industries of Southern California, Inc., a California corporation.
     2. That the By-Laws of said corporation authorize the directors to adopt resolutions amending its Articles of Incorporation by unanimous written consent without a meeting; heretofore, by unanimous written consent without a meeting, the directors adopted a resolution amending the Articles of Incorporation as follows:
RESOLVED: that Article First of the Articles of Incorporation of this corporation be amended to read as follows:
“The name of this corporation is BROWNING-FERRIS INDUSTRIES OF CALIFORNIA, INC.”
     3. That the shareholders have adopted said Amendment by written consent. That the wording of the amended article, as set forth in the shareholders’ written consent, is the same as that set forth in the directors’ resolution in Paragraph 2 above.
     4. That the number of shares represented by written consent is 100. That the total number of shares entitled to vote on or consent to the amendment is 100.

/s/ George E. W. Blake George E. W. Blake

/s/ Roy W. Olson Roy W. Olson
     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct. Executed at Los Angeles, California on October 20, 1972

/s/ George E. W. Blake George E. W. Blake

/s/ Roy W. Olson Roy W. Olson